SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 8, 2005

Date of Report (date of earliest event reported)

CYPRESS BIOSCIENCE, INC.

(Exact name of Registrant as specified in charter)

Delaware	0-12943	22-2389839
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 Executive Drive, Suite 325
San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (858) 452-2323

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 8, 2005, the Compensation Committee of the Board of Directors of the Company adopted a Bonus Plan for the officers of the Company.  The Bonus Plan was adopted to provide an outcome-based annual cash incentive to the officers of the Company.  Pursuant to the Bonus Plan, the officers of the Company are eligible to receive cash bonuses up to between 25% to 66 2/3% of base salary, depending on the applicable participant’s position at the Company, for the year ended December 31, 2004 and the year ending December 31, 2005.  The bonuses are contingent upon the Company’s achievement of certain corporate goals related to clinical development of the Company’s current product, milnacipran, new product opportunities and an increase in stockholder value.  The Compensation Committee established these corporate goals and the timelines for their achievement at the February 8th meeting.  Individual awards will be pro rated for a partial year of service.  Awards based on the applicable participants’ base salaries for the year ended December 31, 2004, if any, will be paid upon achievement of the corporate goals established by the Compensation Committee.  Awards, if any, based on the applicable participants’ base salaries for the year ending December 31, 2005 will be paid upon the earlier of (1) achievement of all the corporate goals established by the Compensation Committee or (2) January 31, 2006 with respect to the corporate goals established by the Compensation Committee and achieved by that date.  These awards are only payable if the participant continues to be employed on the date of payment.

On February 8, 2005, the Compensation Committee also approved an amendment to the current compensation payable to the members of the Board.  The amendment provides that a member of the Board will receive payment for attendance at any Special Meetings of either the Board or a Committee of the Board.  Compensation for attendance as a Board member at Special Meetings of the Board or of Committees of the Board shall be set at $1,000 per such meeting or telephone meeting lasting more than 1 hour and up to one-half of one day in duration, and $2,000 per such meeting or telephone meeting lasting more than one-half of one day in duration.  Board members who travel to attend Special Meetings as Board members shall also be compensated in an amount equal to $500 for travel time of up to one-half of one day and $1,000 for travel time of more than one-half of one day.  Special Meetings are defined as Board meetings or Committee meetings periodically scheduled between standard quarterly Board and Committee meetings.  In addition, such Special Meeting must be called by the Chairman of the Board or Chairman of the Committee and must be designated in advance as a Special Meeting in order to qualify for the Special Meeting compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS BIOSCIENCE, INC.

	By:	/s/ Jay D. Kranzler
Jay D. Kranzler
Chief Executive Officer and President

Date: February 11, 2005